UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2019 (November 10, 2019)

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Cardinal Way, 2nd Floor

Redwood City, California 94063

(Address of principal executive offices, including ZIP code)

(650) 486-1416

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MNLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 10, 2019, Menlo Therapeutics Inc., a Delaware corporation (“Menlo”), Foamix Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (“Foamix”) and Giants Merger Subsidiary Ltd., a company organized under the laws of the State of Israel and a direct, wholly-owned subsidiary of Menlo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub will merge with and into Foamix, with Foamix continuing as the surviving corporation and a wholly-owned subsidiary of Menlo (the “Merger”).

The Board of Directors of Menlo (the “Menlo Board”) and the Board of Directors of Foamix (the “Foamix Board”) each have unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each ordinary share, par value NIS 0.16 per share, of Foamix (“Foamix Shares”) issued and outstanding immediately prior to the Effective Time will be deemed transferred under Israeli law to Menlo in exchange for the right to receive (i) 0.5924 shares (the “Exchange Ratio”) of common stock of Menlo (“Menlo Common Stock”) and (ii) one contingent stock right (a “CSR”; and collectively, the “CSRs”) which will be subject to the terms and conditions of a contingent stock rights agreement (the “CSR Agreement”), as further described below (collectively, the “Merger Consideration”).

The Merger Consideration will be subject to adjustment prior to the Effective Time as described in paragraphs (A), (B) and (C) immediately below, in the event (i) on or prior to May 31, 2020, Foamix and Menlo have received in the form set forth in Exhibit 2.4(g)(ii) to the Merger Agreement the top-line primary endpoint results of one or both of the Phase III double-blinded, placebo-controlled trials for the treatment of pruritus associated with prurigo nodularis, referenced by Protocol Numbers MTI-105 (United States) and MTI-106 (Europe) (each, a “Phase III PN Trial”) (the “Efficacy Determination”) or (ii) if the Efficacy Determination is not delivered to Foamix and Menlo on or prior to May 31, 2020.

(A)

If the Efficacy Determination reports that Serlopitant Significance (as defined in the Merger Agreement) was achieved in both Phase III PN Trials on or before May 31, 2020, then there will be no adjustment to the Exchange Ratio;

(B)

If the Efficacy Determination reports that (1) Serlopitant Significance was achieved in only one Phase III PN Trial on or before May 31, 2020 and (2) Serlopitant Significance was not achieved or has not been determined in each case on or before May 31, 2020 in the other Phase III PN Trial, then the Exchange Ratio will instead be 1.2739 shares of Menlo Common Stock; and

(C)

If the Efficacy Determination reports that Serlopitant Significance was not achieved in both Phase III PN Trials or the Efficacy Determination has not been delivered on or before May 31, 2020, then in each case the Exchange Ratio will instead be 1.8006 shares of Menlo Common Stock.

No fractional shares of Menlo Common Stock will be issued in the Merger, and Foamix shareholders will receive cash in lieu of fractional shares, as specified in the Merger Agreement.

Also, at the Effective Time, each Foamix option and Foamix restricted stock unit award that is outstanding immediately prior to the Effective time will be assumed by Menlo. Each Foamix restricted stock unit award will be converted into a restricted stock unit award relating to Menlo Common Stock (an “Adjusted RSU Award”) and will have the same terms and conditions as applied to the Foamix restricted stock unit award immediately prior to the Effective Time. The Adjusted RSU Award will settle in the number of shares of Menlo Common Stock equal to the product obtained by multiplying (i) the number of Foamix Shares subject to the Foamix restricted stock unit award immediately prior to the Effective Time by (ii) the Exchange Ratio. Additionally, at the Effective Time, each Foamix option will be converted into an option to purchase Menlo Common Stock (an “Adjusted Option”) with the same terms and conditions as applied to the Foamix Option; however, the Adjusted Option will cover a number of shares of Menlo Common Stock equal to the product of (i) the number of Foamix Shares subject to the Foamix option immediately prior to the Effective Time and (ii) the Exchange Ratio, and will have an exercise price per share equal to the quotient of (i) the exercise price per Foamix Share subject to such Foamix option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. All Foamix warrants outstanding immediately prior to the Effective Time will be converted into warrants to purchase shares of Menlo Common Stock.

If the CSR converts into shares of Menlo Common Stock in accordance with the terms of the CSR Agreement described below, (i) holders of Adjusted RSU Awards will receive a number of additional restricted stock units based on the additional shares of Menlo Common Stock that each ordinary share receives upon conversion of a CSR and (ii) the Menlo Board shall make equitable adjustments to the exercise price per share of and the number of shares of Menlo Common Stock subject to the Adjusted Option to reflect the value of the ordinary shares distributable in respect of the CSR.

Governance

The Merger Agreement provides that, as of the Effective Time, the Menlo Board will be comprised of seven members, consisting of five directors selected by the Foamix Board (the “Foamix Designees”) and two directors selected by the Menlo Board (the “Menlo Designees”). The Merger Agreement further provides that (i) two Menlo Designees and one Foamix Designee will be appointed, effective as of the Effective Time, to the Menlo Board as Class I directors with a term ending at the 2022 annual stockholder meeting of Menlo, (ii) two Foamix Designees will be appointed, effective as of the Effective Time, to the Menlo Board as Class II directors with a term ending at the 2020 annual stockholder meeting of Menlo and (iii) two Foamix Designees will be appointed, effective as of the Effective Time, to the Menlo Board as Class III directors with a term ending at the 2021 annual stockholder meeting of Menlo.

If any Menlo Designee becomes unable to serve as a member of the Menlo Board following the Effective Time and resigns therefrom prior to the 2022 annual meeting of Menlo, then the Menlo Board will fill such vacancy with an individual designated by the remaining Menlo Designee provided that such individual was a member of the Menlo Board prior to the Effective Time and is satisfactory to Menlo’s Nominating and Corporate Governance Committee.

Prior to the Effective Time, Foamix and Menlo have agreed to work together in good faith to determine, with respect to each Foamix Designee and each Menlo Designee, the committees on which each such Foamix Designee and Menlo Designee will serve and will select a Chairman of the Menlo Board and Committee Chairpersons from the Foamix Designees and Menlo Designees.

Immediately following the Effective Time, Menlo will take all action necessary to appoint the officers of Foamix to become the equivalent officers of Menlo until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Conditions to the Merger

The consummation of the Merger is subject to customary closing conditions, including (i) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding Foamix Shares entitled to vote thereon, (ii) the approval of the issuance of Menlo Common Stock in the Merger and pursuant to the CSR Agreement by the affirmative vote of the holders of a majority of all outstanding Menlo Common Stock entitled to vote thereon, (iii) the absence of any adverse law or order promulgated, entered, enforced, enacted or issued by any governmental entity that prohibits, the consummation of the Merger or the transactions contemplated by the Merger Agreement, (iv) the shares of Menlo Common Stock to be issued in the Merger and in respect of the CSRs being approved for listing on the NASDAQ Global Select Market, (v) the expiration or termination of the waiting period under any applicable foreign antitrust, competition or similar law, (vi) the U.S. Securities and Exchange Commission (the “SEC”) having declared effective the Form S-4 Registration Statement of Menlo which will contain the joint proxy statement/prospectus of the parties in connection with the Merger, (vii) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Menlo and Foamix contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, (viii) the absence of a material adverse effect with respect to each of Menlo and Foamix, (ix) at least fifty days having elapsed after the filing of the merger proposal with the Israeli Registrar of Companies and expiration of the thirty-day waiting period following the approval of the Merger by Foamix shareholders as referenced in (ii) above and (x) a letter from the Israel Securities Authority (“ISA”) will have been received exempting Menlo from publishing a prospectus under Israeli law in respect of the Merger Consideration (or Menlo will have received a permit from the ISA for a registration statement with respect to the dual listing of the shares of Menlo Common stock at the Tel Aviv Stock Exchange and an exemption from the requirement to publish a prospectus under Israeli law in respect of the Merger Consideration) or Menlo will publish a prospectus under Israeli law in respect of the Merger Consideration. The parties expect the Merger to be completed by the end of the first quarter of 2020 or early in the second quarter of 2020.

Certain Other Terms of the Merger Agreement

The Merger Agreement includes certain representations, warranties and covenants, including, among other things, covenants by Menlo and Foamix to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and to refrain from taking certain actions specified in the Merger Agreement.

Neither Menlo nor Foamix is permitted to solicit, initiate or knowingly encourage or, or take any other action designed to, or which is reasonably expected to, facilitate, any competing transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any competing transaction proposals, unless its board determined in good faith that such counterparty is capable of making a takeover proposal that is reasonably expected to lead to a superior proposal, and the failure to take action would be inconsistent with the board’s fiduciary duties as determined by applicable law. Each party’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law.

The Merger Agreement contains specified termination rights for Menlo and Foamix, including a mutual termination right in the event that the Merger is not consummated by June 30, 2020. Upon termination of the Merger Agreement under certain specified circumstances, Foamix or Menlo, as applicable, may be required to pay the other party a termination fee of $3,700,000 including following a change of recommendation with respect to the transactions contemplated by the Merger Agreement by Foamix or Menlo’s board of directors, as applicable, or if Foamix or Menlo, as applicable, terminates the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior proposal, as set forth in, and subject to the conditions of, the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, Foamix or Menlo, as applicable, must also pay such termination fee if the Merger Agreement is terminated in certain specified circumstances after an alternative acquisition proposal to the Merger has been publicly announced, and, within twelve months following such termination, Foamix or Menlo enters into a definitive agreement with respect to a business combination transaction of the type described in the relevant provisions of the Merger Agreement, or such a transaction is consummated.

The foregoing summary of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Menlo or Foamix or to modify or supplement any factual disclosures about Menlo or Foamix in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Menlo and Foamix made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Menlo and Foamix in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Menlo’s or Foamix’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Voting Agreements

In connection with the Merger Agreement, Foamix entered into a Voting Agreement, dated November 10, 2019 (the “Menlo Voting Agreement”), with certain significant stockholders of Menlo and the Chief Executive Officer of Menlo (collectively, the “Menlo Voting Parties”), pursuant to which each Menlo Voting Party has agreed, among other things, to: (i) vote its beneficially owned shares of Menlo Common Stock as of the record date (a) in favor of the issuance of shares of Menlo Common Stock and the other transactions contemplated by the Merger Agreement and (b) against any action or agreement that would reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement. The Menlo Voting Agreement will automatically terminate upon the earliest to occur of (A) the consummation of the Merger, (B) the termination of the Merger Agreement pursuant to and in compliance with its terms prior to the Effective Time, (C) a change of recommendation of the board of directors or Foamix or Menlo in accordance with the Merger Agreement, (D) the parties’ mutual written agreement to terminate the Menlo Voting Agreement or (E) any amendment to the Merger Agreement without the prior written consent of the Menlo Voting Party that (i) decreases the Merger consideration or changes the form of the Merger consideration or (ii) otherwise amends the Merger Agreement in a manner materially adverse to the Menlo Voting Party relative to the other stockholders of Menlo (excluding any amendments affecting directors, officers or employees of Menlo in their capacities as such who are stockholders of Menlo).

The Menlo Voting Parties currently beneficially own an aggregate of approximately 30% of the outstanding shares of Menlo Common Stock.

The foregoing description of the Menlo Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Menlo Voting Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

In connection with the Merger Agreement, Menlo entered into a Voting Agreement, dated November 10, 2019 (the “Foamix Voting Agreement”), with a certain significant stockholder of Foamix and the Chief Executive Officer of Foamix (collectively, the “Foamix Voting Parties”), pursuant to which each Foamix Voting Party has agreed, among other things, to: (i) vote its beneficially owned Foamix Shares as of the record date (a) in favor of the adoption and approval of the Merger Agreement, the Merger, the other transaction documents to which Foamix is a party and the other transactions contemplated by the Merger Agreement and (b) against any action or agreement that would reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Merger Agreement. The Foamix Voting Agreement will automatically terminate upon the earliest to occur of (A) the consummation of the Merger, (B) the termination of the Merger Agreement pursuant to and in compliance with its terms prior to the Effective Time, (C) a change of recommendation of the board of directors or Foamix or Menlo in accordance with the Merger Agreement, (D) the parties’ mutual written agreement to terminate the Foamix Voting Agreement or (E) any amendment to the Merger Agreement without the prior written consent of the Foamix Voting Party that (i) decreases the Merger consideration or changes the form of the Merger consideration or (ii) otherwise amends the Merger Agreement in a manner materially adverse to the Foamix Voting Party relative to the other shareholders of Foamix (excluding any amendments affecting directors, officers or employees of Foamix in their capacities as such who are shareholders of Foamix).

The Foamix Voting Parties currently beneficially own an aggregate of approximately 19% of the outstanding Foamix Shares. The foregoing description of the Foamix Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Foamix Voting Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

CSR Agreement

In the event that the (i) the Efficacy Determination is not delivered to Menlo and Foamix on or before the Effective Time; and (ii) the Effective Time occurs prior to May 31, 2020, Menlo and a rights agent mutually acceptable to Foamix and Menlo will enter into a CSR Agreement governing the terms of the CSRs to be received by Foamix’s shareholders. Pursuant to the CSR Agreement, each CSR will become convertible upon the occurrence of the following triggering events (and upon certain triggering events will entitle its holder to receive from Menlo a number of shares of Menlo Common Stock).

(A)

If the Efficacy Determination reports that Serlopitant Significance was achieved in both Phase III PN Trials on or before May 31, 2020, then each CSR will be entitled to no shares of Menlo Common Stock;

(B)

If the Efficacy Determination reports that (1) Serlopitant Significance was achieved in only one Phase III PN Trial on or before May 31, 2020 and (2) Serlopitant Significance was not achieved or has not been determined on or before May 31, 2020 in the other Phase III PN Trial, then each CSR will be converted into 0.6815 shares of Menlo Common Stock; and

(C)

If the Efficacy Determination reports that Serlopitant Significance was not achieved in both Phase III PN Trials or the Efficacy Determination has not been delivered on or before May 31, 2020, then each CSR will be converted into 1.2082 shares of Menlo common stock.

No fractional shares of Menlo Common Stock will be issued upon the conversion of the CSRs, and Foamix shareholders will receive cash in lieu of fractional shares, as specified in the CSR Merger Agreement.

If the CSRs become convertible post-closing, each person holding a Foamix RSU immediately prior to closing will get additional Menlo RSUs based on the additional shares that each ordinary Foamix share will get upon conversion of a CSR. Similarly, if the CSRs become convertible post-closing, then the Menlo Board will make equitable adjustments to the exercise price per share of and the number of shares of Menlo Common Stock that are subject to Adjusted Options. Each Foamix warrant that will be assumed by Menlo in connection with the Merger will become exercisable for one CSR for each Foamix Shares that the holder of such Foamix warrant would have been entitled to receive had such Foamix warrants been exercised prior to the Effective Time.

The CSRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instruments and will not be registered or listed for trading. The CSRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Menlo, Foamix or any of their affiliates.

There can be no assurance that Serlopitant Significance will be achieved or not in each of the Phase III PN Trials.

The foregoing description of the CSR Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of CSR Agreement, which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Additional Information and Where to Find It

Menlo plans to file a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Menlo and Foamix and other documents concerning the proposed merger with the SEC. BEFORE MAKING ANY VOTING DECISION, MENLO’S AND FOAMIX’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF MENLO AND FOAMIX WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents filed by Menlo and Foamix with the SEC at the SEC’s website at www.sec.gov. Investors and stockholders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Menlo and Foamix, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Menlo and Foamix make available free of charge at http://ir.menlotherapeutics.com/financials/sec-filings and https://www.foamix.com/investors/sec-filings, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Menlo, Foamix and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Menlo and Foamix in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Menlo’s directors and officers in Menlo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on May 10, 2019. Security holders may obtain information regarding the names, affiliations and interests of Foamix’s directors and officers in Foamix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on March 11, 2019. To the extent the holdings of Menlo securities by Menlo’s directors and executive officers or the holdings of Foamix securities by Foamix’s directors and executive officers have changed since the amounts set forth in Menlo’s or Foamix’s respective proxy statement for its 2019 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Menlo’s website at http://ir.menlotherapeutics.com/financials/sec-filings and Foamix’s website at https://www.foamix.com/investors/sec-filings.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Such factors include, but are not limited to: (i) Menlo or Foamix may be unable to obtain stockholder approval as required for the merger; (ii) other conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Menlo or Foamix to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Menlo or Foamix does business, or on Menlo’s or Foamix’s operating results and business generally; (v) Menlo’s or Foamix’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Menlo or Foamix may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Menlo or Foamix may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; and (xi) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Menlo and Foamix are set forth in their respective filings with the SEC, including each of Menlo’s or Foamix’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Part II of Menlo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 under the heading “Risk Factors” and Item 1A of Part II of Foamix’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 under the heading “Risk Factors.” The risks and uncertainties described above and in Menlo’s most recent Quarterly Report on Form 10-Q and Foamix’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Menlo and Foamix and their respective businesses, including factors that potentially could materially affect its business, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements. Readers should also carefully review the risk factors described in other documents that Menlo and Foamix file from time to time with the SEC. The forward-looking statements in this communication speak only as of the date of this communication. Except as required by law, Menlo and Foamix assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 7.01. Regulation FD Disclosure.

On November 11, 2019, Menlo posted on its website a presentation for investors and a press release with respect to the proposed merger with Foamix. A copy of each of the presentation for investors and press release is attached hereto as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

Item 8.01. Other Events.

Item 7.01 above is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2019, by and among Menlo Therapeutics Inc., Giants Merger Subsidiary Ltd. and Foamix Pharmaceuticals Ltd.*

10.1	Form of Menlo Voting Agreement, dated November 10, 2019, by and between Foamix Pharmaceuticals Ltd. and certain stockholders of Menlo Therapeutics Inc.

10.2	Form of Foamix Voting Agreement, dated November 10, 2019, by and between Menlo Therapeutics Inc. and certain shareholders of Foamix Pharmaceuticals Ltd.

10.3	Form of CSR Agreement.

99.1	Presentation for Investors of Menlo Therapeutics Inc., dated November 11, 2019.

99.2	Press Release, dated November 11, 2019.

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Menlo will furnish copies of any such schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics Inc.

/s/ Kristine Ball
Date: November 12, 2019	By: Kristine Ball
Senior Vice President, Corporate Strategy and
Chief Financial Officer